                                                                     EXHIBIT 3.2

                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BMC SOFTWARE, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 1996, AT 11:31 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                                           /s/ EDWARD J. FREEL
[SEAL]                                     ------------------------------------
                                           Edward J. Freel, Secretary of State

2165371  8100                              AUTHENTICATION: 8157096

960306454                                            DATE: 10-22-96

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                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               BMC SOFTWARE, INC.


         BMC Software, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That at a meeting of the Board of Directors of BMC Software, Inc., resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                 RESOLVED, that the Restated Certificate of Incorporation of the Company is hereby amended to delete the first paragraph of Article FOURTH of the Restated Certificate of Incorporation and substitute therefore the following new first paragraph of Article FOURTH:

                          "FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Three Hundred One Million (301,000,000) shares, of which One Million (1,000,000) shall be shares of Preferred Stock, of the par value of One Cent ($.01) per share (the "Preferred Stock"), and Three Hundred Million (300,000,000) shall be shares of Common Stock, of the par value of One Cent ($.01 per share ("Common Stock")."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions fo Section 242 of the General Corporation Law of the State of Delaware.
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                 IN WITNESS WHEREOF, BMC Software, Inc. has caused this
certificate to be signed by M. Brinkley Morse, its Vice President this 21st day of October, 1996.

                                        BMC SOFTWARE, INC.


                                        By: /s/ M. BRINKLEY MORSE
                                            ----------------------------------
                                            M. Brinkley Morse
                                            Vice President
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                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "BMC SOFTWARE, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 1996, AT 11:30 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                                           /s/ EDWARD J. FREEL
[SEAL]                                     ------------------------------------
                                           Edward J. Freel, Secretary of State

2165371  8100                              AUTHENTICATION: 8156596

960306450                                            DATE: 10-22-96

                           CERTIFICATE OF CORRECTION
                                     TO THE
                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTICATE OF INCORPORATION
                                       OF
                               BMC SOFTWARE, INC.


                 BMC Software, Inc., a Delaware corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         1.      The name of the corporation is BMC Software, Inc.

         2. A Certificate of Amendment of Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on September 3, 1992, and said Certificate of Amendment of Restated Certificate of Incorporation requires correction as permitted by subsection (f) of Section 103 of The General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate of Amendment of the Restated Certificate of Incorporation to be corrected is as follows: The words "to amend the first paragraph of article FOURTH" were omitted between the words "Company" and "in" in the second line of the resolution setting forth the proposed amendment to the Restated Certificate of Incorporation set forth in article FIRST.

         4. The resolution setting forth the proposed amendment to the first paragraph of article FOURTH contain in article FIRST of said Certificate of Amendment to the Restated Certificate of Incorporation is corrected to read as follows:

                                        "RESOLVED, that the Proposed Amendment
                                  to the Restated Certificate of Incorporation of the Company to amend the first paragraph of article FOURTH in the form of Annex A to the Company's proxy statement is hereby adopted and approved, subject to the approval of such amendment by the stockholders of the Company."

         IN WITNESS WHEREOF, the undersigned authorized officer has executed this Certificate of Correction the 21st day of October, 1996.

                                           BMC SOFTWARE, INC.


                                           By:  /S/ M. BRINKLEY MORSE
                                              ---------------------------------
                                              M. Brinkley Morse, Vice President